UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2007

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 6, 2007, Barrett Business Services, Inc. (the "Company") issued a press release announcing an agreement in principle (the "Agreement") to acquire certain assets of Phillips Temps, Inc. (“Phillips”), a privately-held staffing company with headquarters in Denver, Colorado. Under the terms of the Agreement, the Company will pay $1.3 million in cash at closing, and an additional $0.3 million in cash 90 days after closing. Completion of the transaction, which is subject to successful completion of due diligence by the Company and negotiation of a definitive purchase agreement, is presently scheduled to occur on December 2, 2007.

The press release announcing the agreement in principle is attached as Exhibit 99.1 to this report and incorporated by reference.

Statements in this report that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements that suggest that the proposed transaction will occur and be completed as scheduled, are subject to risks and uncertainties relating to the negotiation of a definitive agreement and satisfactory completion of due diligence. The Company disclaims any obligation to publicly announce future events or developments in this matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is furnished with this Form 8-K:

99.1 Press Release dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: November 6, 2007	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Vice President – Finance, Treasurer and Secretary